UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 9, 2010

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 9, 2010, First BanCorp. (the "Corporation") received notice from the New York Stock Exchange (the "NYSE") that the Corporation was not in compliance with the minimum price per share continued listing requirement set forth in Section 802.01C of the NYSE Listed Company Manual (the "Notice"). The Notice indicates that the Corporation is not in compliance with such continued listing requirement because, as of July 6, 2010, the average closing price of the Corporation’s common stock was less than $1.00 over the consecutive 30 trading-day period immediately prior to the Notice.

The Corporation must respond in writing to the NYSE within 10 business days of receipt of the Notice to affirm its intent to cure this deficiency within six months following the date of the Notice by bringing the common stock share price and average share price for 30 consecutive trading days above $1.00. During this six-month period, the Corporation's common stock will continue to be listed and traded on the NYSE, subject to the Corporation's continued compliance with other NYSE listing standards. The Corporation will inform the NYSE in writing of its intent to seek to cure the deficiency. If, after expiration of the six-month period, both a $1.00 share price and a $1.00 average closing price over the preceding 30 trading-day period are not attained, the NYSE will commence suspension and delisting procedures.

A copy of the Corporation’s press release announcing the foregoing is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit - Description of Exhibit

99.1 - Press Release, dated July 15, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

July 15, 2010	By:	Lawrence Odell

Name: Lawrence Odell
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated July 15, 2010